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                                                                   EXHIBIT 5.1


                                                  MAIN TELEPHONE
                                                   312-782-0600
                                                    MAIN FAX
                                                   312-701-7711

                               December 5, 2000


The Board of Trustees
Cabot Industrial Trust
Two Center Plaza, Suite 200
Boston, Massachusetts 02108

Gentlemen:

     We have acted as counsel to Cabot Industrial Trust, a Maryland real estate investment trust (the "Company"), in connection with the proposed offering of 927,448 common shares of beneficial interest, $0.01 par value per share (the "Shares"), of the Company as described in the Registration Statement filed on the date hereof on Form S-3 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (together with all amendments thereto, the "Registration Statement"). Capitalized terms used herein, unless otherwise defined, shall have the meaning set forth in the Registration Statement.

     As counsel to the Company, we have examined originals or copies certified to our satisfaction of the Company's Amended and Restated Declaration of Trust (the "Declaration of Trust"), and Bylaws, resolutions of the Board of Trustees, and such other Company records, instruments, certificates and documents as we considered necessary to enable us to express this opinion. As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of public officials and officers of the Company. In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of photostatic copies.

     Based upon and subject to the foregoing and to the assumptions, limitations and conditions set forth herein, we are of the opinion that, the Shares, when issued and when sold in the manner described in the Registration Statement, will be duly authorized, validly issued and outstanding, fully paid and, except as set forth on Schedule A, non-assessable.

     The opinions contained herein are limited to Federal laws of the United States, the laws of the State of Illinois and the laws of the State of Maryland governing real estate investment trusts. We are not purporting to opine on any matter to the extent that it involves the laws of any other jurisdiction.
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The Board of Trustees
Cabot Industrial Trust
December 5, 2000
Page 2

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement.

                                        Very truly yours,



                                        /s/ MAYER, BROWN & PLATT
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                                  Schedule A

     Judicial decisions relating to business trusts organized under the laws of certain jurisdictions other than Maryland might be asserted in such jurisdictions as a basis for personal liability of shareholders of the Company with respect to tort claims, contractual claims where shareholder liability is not negated, claims for taxes and certain statutory liabilities to the extent that any such claims are not satisfied by the Company.